November 18, 1997



U.S. Securities and Exchange Commission
Operations Center, Stop 0-7
6432 General Green Way
Alexandria, Virginia  22312


Re:  Urban Shopping Centers, Inc.
     Commission File No. 1-12278
     Form 8-K


Gentlemen:

Transmitted, for the above-captioned registrant is the electronically filed executed copy of registrant's current report on Form 8-K dated
November 14, 1997.

Thank you.

Very truly yours,

URBAN SHOPPING CENTERS, INC.


By:  ADAM S. METZ
     Executive Vice President, Chief Financial
     Officer, Director of Acquisitions and
     Chief Accounting Officer





ASM/go
Enclosures

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported):  November 14, 1997



                  URBAN SHOPPING CENTERS, INC.
     (Exact name of registrant as specified in its charter)



       Maryland                      1-12278                  36-3886885
(State of incorporation)      (Commission File Number)     (I.R.S. Employer
                                                          Identification No.)



       900 North Michigan Avenue,
              Suite 1500                                        60611
          Chicago, Illinois                                  (Zip Code)
(Address of principal executive offices)



Registrant's telephone number, including area code: (312) 915-2000




                         Not Applicable
  (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OF ASSETS

     On November 14, 1997, Urban Shopping Centers, Inc. (Urban) acquired all of the ownership interests in partnerships owning Fox Valley Center, Hawthorn Center and four peripheral outlot properties from certain pension clients of Heitman Capital Management. The aggregate purchase price for all six properties was approximately $260 million.

     Fox Valley Center is located approximately 32 miles west of Chicago in
the suburb of Aurora, Illinois.   The 1.4 million square foot regional mall
opened in 1975 and was developed by a predecessor to Urban Shopping Centers, Inc. Fox Valley Center is currently anchored by Marshall Field's, Carson Pirie Scott, JCPenney and Sears. The center also includes more than 560,000 square feet of specialty shops and restaurants. The center was more than 85% occupied and 88% leased at September 30, 1997.

     Urban plans to renovate Fox Valley Center at a cost of approximately $10-$12 million. The work will begin on the renovation after Christmas and is expected to be completed by early 1999.

     Hawthorn Center is located approximately 25 miles north of Chicago in the suburb of Vernon Hills, Illinois. The 1.25 million square foot regional mall opened in 1973 and was developed by a predecessor to Urban Shopping Centers, Inc. Hawthorn Center is anchored by Marshall Field's, Carson Pirie Scott, Sears and a 170,000 square foot JCPenney store which opened on November 1, 1997. The center also includes more than 500,000 square feet of specialty shops and restaurants. The center was approximately 85% occupied and 87% leased at September 30, 1997.

     Fox Valley Center and Hawthorn Center have combined total sales of approximately $500 million and combined sales per square foot averaging approximately $300.

     A portion of the acquisitions was financed by two non-recourse, fixed rate secured loans provided by Lehman Brothers. At Fox Valley Center, a nine-year $85.5 million secured loan was entered into while at Hawthorn Center, an eleven-year $77.9 million secured loan was entered into. Both loans bear interest at 6.75%.

     The balance of the acquisitions was funded through Urban's issuance on November 13, 1997, of $100 million of cumulative convertible redeemable preferred stock ("Preferred Stock"). Quarterly dividends on the Preferred Stock are equal to the greater of (i) $0.50 per share or (ii) the quarterly dividend then payable on the shares of Common Stock. The Preferred Stock is convertible into Common Stock at the option of the holder, at a conversion price of $33.34 per share anytime after August 1998. After six years the Preferred Stock may be redeemed at the option of the Company for cash.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 URBAN SHOPPING CENTERS, INC.


                             By: ADAM S. METZ
                                 Executive Vice President, Chief
                                 Financial Officer, Treasurer,
                                 Director of Acquisitions and Chief
                                 Accounting Officer



Date: November 18, 1997

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     The financial statements, pro forma financial information and exhibits required by Item 7 of Form 8-K will be filed as an amendment to this Form 8-K within 75 days of the date of this report.